     As filed with the Securities and Exchange Commission on February 25, 2003

                                                 Registration Statement No. 333-
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                      ------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                       KULICKE AND SOFFA INDUSTRIES, INC.
                       ---------------------------------
             (Exact name of registrant as specified in its charter)

            Pennsylvania                                 23-1498399
--------------------------------------             ---------------------
  (State or other jurisdiction of                     (I.R.S. Employer
   incorporation or organization)                    Identification No.)

                              2101 Blair Mill Road
                             Willow Grove, PA 19090
                             ----------------------
                    (Address of principal executive offices)

                  1999 NON-QUALIFIED EMPLOYEE STOCK OPTION PLAN
                  ---------------------------------------------
                            (Full title of the plan)

                                Jeffrey C. Moore
                                 General Counsel
                              2101 Blair Mill Road
                             Willow Grove, PA 19090
                  ---------------------------------------------
                     (Name and address of agent for service)

  Telephone number, including area code, of agent for service: (215) 784-6000
                                                               --------------

                  Please send copies of all communications to:

                            H. John Michel, Jr. Esq.
                           Drinker Biddle & Reath LLP
                                One Logan Square
                             18th and Cherry Streets
                           Philadelphia, PA 19103-6996

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

Title of securities    Amount to be     Proposed    Proposed    Amount of
to be registered       registered       maximum     maximum     registration
                                        offering    aggregate   fee (1)
                                        price per   offering
                                        share (1)   price (1)
-------------------------------------------------------------------------------

Common Shares,
no par value            1,500,000        $ 5.32    $ 7,980,000    $ 645.58
-------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(h). Computed based upon $ 5.32 per share, the average of the high and low sales prices of a Common Share of the Registrant on The Nasdaq National Market on February 18, 2003.

                                EXPLANATORY NOTE

     This Registration Statement on Form S-8 is being filed pursuant to General Instruction E of Form S-8 to register 1,500,000 Common Shares, no par value, of the Registrant, under its 1999 Non-Qualified Employee Stock Option Plan (the "Plan") and incorporates by reference the contents of the Registration Statement on Form S-8 related to the Plan and previously filed by the Registrant (File No. 333-37276) on May 18, 2000. The current registration of 1,000,000 Common Shares will increase the number of Shares registered under the Plan to 2,500,000 Common Shares.

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.   EXHIBITS.

Exhibit 5     Opinion of Drinker Biddle & Reath LLP, counsel to the Registrant

Exhibit 23.1  Consent of PricewaterhouseCoopers LLP, independent accountants

Exhibit 23.2  Consent of Drinker Biddle & Reath LLP (included in Exhibit 5)

Exhibit 24    Power of Attorney (included on signature page)


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Willow Grove, Pennsylvania, on February 11, 2003.

                             KULICKE AND SOFFA INDUSTRIES, INC.


                             By: /s/ C. Scott Kulicke
                                 ----------------------
                                 C. Scott Kulicke
                                 Chief Executive Officer

                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints C. Scott Kulicke and Clifford G. Sprague, and each of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registrant's Registration Statement on Form S-8 under the Securities Act of 1933, as amended, including, without limiting the generality of the foregoing, to sign the Registration Statement, including any and all stickers and post-effective amendments to the Registration Statement, and to sign any and all additional registration statements that are filed pursuant to General Instruction E to Form S-8 or Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Name                        Capacity                                 Date
---------------------         ------------------------------------    --------------
/s/ C. Scott Kulicke           Chairman and Chief Executive Officer   February 11, 2003
-------------------------      (Principal Executive Officer)
C. Scott Kulicke

/s/ Clifford G. Sprague        Senior Vice President and Chief        February 11, 2003
-------------------------      Financial Officer (Principal
Clifford G. Sprague            Financial and Accounting Officer)

/s/ Philip V. Gerdine          Director                               February 11, 2003
-------------------------
Philip V. Gerdine

/s/ John A. O'Steen            Director                               February 11, 2003
-------------------------
John A. O'Steen

/s/ Allison F. Page            Director                               February 11, 2003
-------------------------
Allison F. Page

/s/ MacDonell Roehm, Jr.       Director                               February 11, 2003
-------------------------
MacDonell Roehm, Jr.

/s/ Larry D. Striplin, Jr.     Director                               February 11, 2003
-------------------------
Larry D. Striplin, Jr.

/s/ C. William Zadel           Director                               February 11, 2003
-------------------------
C. William Zadel

/s/ Barry Waite                Director                               February 11, 2003
-------------------------
Barry Waite

                                  EXHIBIT INDEX


Exhibit No.    Title
----------     -----

Exhibit 5      Opinion of Drinker Biddle & Reath LLP, counsel to the Registrant

Exhibit 23.1   Consent of PricewaterhouseCoopers LLP, independent accountants

Exhibit 23.2   Consent of Drinker Biddle & Reath LLP (included in Exhibit 5)

Exhibit 24     Power of Attorney (included on signature page)